EXHIBIT 10.1


STATE OF NORTH CAROLINA
                                 LEASE AGREEMENT
COUNTY OF MECKLENBURG

     THIS LEASE AGREEMENT, made and entered into this the 1st day of January 2003, by and between W. Revel Bellamy and Natalie Bellamy, hereinafter referred to as "Landlord', and Asmara, Inc., hereinafter referred to as "Tenant".

1.   PREMISES

     1.1 Description and Location of Demised Premises. In consideration of the rents, covenants, and conditions of this Agreement, Landlord leases to Tenant, and Tenant leases from Landlord, those certain premises (the "Demised Premises"), located 10108 Industrial Drive, Pineville, North Carolina, together with all easements, rights of way, rights, if any, the use of off-site improvements, including without limitation, sanitary sewer lines, main water lines, and electrical power lines, licenses and hereditament (collectively the "Land"), and all on-site improvements located or to be located in, on, or about the Land (the "Improvements"). The Land and the Improvements are collectively referred to herein as the "Property".

2.   TERM.

     2.1 The term of this Lease shall be for a period of two (2) years beginning on the 1st day of January 2003. It is understood and agreed that should Tenant hold over in possession of the demised premises after the expiration of the original term or any renewal term of this Lease, such holding over shall be deemed a month-to-month tenancy.

3.   USE AND OPERATION OF THE DEMISED PREMISES.

     3.1 Tenant's Use of Premises. The Demised Premises may be used by Tenant for any lawful business permissible under the applicable zoning as it exists from time to time. Tenant agrees to make no unlawful or offensive use of the Demised Premises nor to do or permit to be done any act or thing that shall increase the fire insurance rate, or to store, maintain, or keep upon the Demised Premises any inflammable articles that are prohibited by any state, city, or federal authority, and further agrees to comply with all applicable laws, ordinances, rules and regulations of the local, state and federal governments and any other public authority having jurisdiction which may affect the Demised Premises and further agrees to pay any such increase in fire insurance rates or other damage arising from breach of this agreement, if any.

4.   FIXED RENT

     4.1 Fixed Rent. The Tenant shall pay to the Landlord, without notice or demand thereof, monthly rent ("Fixed Rent") in the amount of $5,000.00, payable on or before the first day of each and every month during the Term of this Lease. The first payment being due on or before January 1, 2003.

Payments shall be made to Landlord at the following address:

                  W. Revel Bellamy
                  1620 Walden Pond Lane
                  Waxhaw, North Carolina

unless Tenant is notified in writing by Landlord of a change in this address.

     The term "Rent" as used herein and elsewhere in this Lease shall be deemed to be and mean the Fixed Rent, additional rent and all additional sums, rent adjustments, taxes, and assessments, and all other sums, however designated, required to be paid by Tenant hereunder, whether payable to Landlord or third parties.

5.   REAL ESTATE TAXES AND ASSESSMENTS.

     5.1 Obligation to Pay Taxes. Tenant shall pay when due all real estate taxes and real estate assessments which may be imposed upon the Demised Premises and all increases and adjustments thereto or substitutions thereof during the term of this Lease; and Tenant shall pay when due all taxes and assessments imposed upon all fixtures, equipment, merchandise, or other property installed in or brought onto the Demised Premises by or for Tenant. Landlord shall cooperate with Tenant to the extent necessary to allow Tenant to notify the appropriate taxing authorities to send the bills to Tenant, and Landlord shall give prompt written notice of any claim made on or against Landlord for any tax, assessment, fee, charge or other amount Tenant is required to pay pursuant to this Section 5.1. All amounts referred to in this Section 5.1 for the fiscal or tax year in which the Term shall begin or expire shall be apportioned so that Tenant shall pay those portions thereof which correspond with the portion of such year that is within the Term hereby demised.

6.   UTILITIES.

     6.1 Services. During the Term, Tenant shall pay, directly to the appropriate supplier, for all services and utilities required or utilized by it in connection with the use and occupancy of the Demised Premises, including but not limited to, electricity, heat, ventilating, air conditioning, water, sewage, janitorial services, garbage disposal, and landscaping maintenance. Landlord shall have no obligation to provide or pay for any services or utilities to the Demised Premises.

7.   INSURANCE.

     7.1 Insurance. Tenant shall, at all times during the Term during which this Lease is in effect, at its sole cost and expense, procure and maintain in force and effect the following policies of insurance:

     7.1.1 Property Insurance. Insurance against all risks of direct physical loss, including loss by fire, lightning and other risks which at the time are included under "extended coverage" endorsements, in amounts sufficient to prevent Landlord and Tenant from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the actual replacement value of the Improvements, exclusive of foundations and excavations;

     7.1.2 Liability Insurance. General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises and adjoining streets and sidewalks, in the minimum amounts of $1,000,000.00 combined single limit for bodily injury or death and $500,000.00 for property damage to others or in such greater amounts as are then customary for property similar in use to the Demised Premises;

     7.1.3 Other. Such other insurance in such amounts and against such risks as in the opinion of the Landlord is commonly obtained in the case of property similar in use to the Demised Premises and located in the sate in which the Demised Premised are located, including, but not limited to, flood insurance (if the Demised Premises is in a flood plain).

     Such insurance shall be written by companies of nationally recognized financial standing legally and financially qualified to issue such insurance and shall name Landlord and Mortgagee, if the Mortgagee makes a written demand on Tenant, as insured parties and include Tenant as its interest may appear. As used in this Lease, the term "Mortgagee" means all of the mortgagees, and all of the beneficiaries, under any mortgage or deed of trust or similar security instrument creating a lien on the interest of Landlord in the Demised Premises.

     7.2 Policies or Certificates of Tenant's Insurance. Tenant will furnish the Landlord and the Mortgagee, if the Mortgagee makes a written demand upon Tenant, on a continual basis, current copies of certificates of insurance evidencing the insurance coverage required to be carried by the Tenant. All policies required of Tenant shall provide an express waiver of rights of subrogation if agreed to by Tenant's insurance carriers, and shall contain an endorsement or provision requiring not less than thirty (30) days' written notice to Landlord prior to the cancellation or diminution in the perils insured against. Landlord shall be named as co-insured under said policies.

8.   ALTERATIONS OR IMPROVEMENTS BY TENANT.

     8.1 Manner of Improvements. Tenant may make material alterations or improvements in the Demised Premises only with Landlord's prior written consent. All additions and alterations of the Demised Premises shall be and remain part of the Demised Premises and the property of Landlord. Tenant shall provide Landlord with a detailed explanation of the desired alterations or improvements and, if requested by Landlord, a copy of the plans and specifications thereof. All costs incurred in connection with said alterations or improvements shall be borne exclusively by Tenant, and Tenant shall indemnify, defend, and hold Landlord and the Demised Premises free and harmless from any claim, liability, or demand of any nature whatever resulting from Tenant's work of improvement. Tenant shall not permit any mechanic's liens, or labor or materials liens, to be created or filed in connection with its work of improvement. Tenant shall promptly repair any damage to the Demised Premises, or to the building of which the Demised Premises are a part, caused by any alterations, additions, or improvements of the Demised Premises made by Tenant.

9.   REPAIRS.

     9.1 Obligation of Landlord. Landlord shall have absolutely no responsibility to repair, maintain, or replace any portion of the Demised Premises at any time. Tenant waives the benefit of any present or future law, ordinance, regulation or other governmental rule, order or determination presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively "Legal Requirements") which might give Tenant the right to repair the Demised Premises at Landlord's expense or to terminate the Lease due to the condition of the Demised Premises.

     9.2 Obligation of Tenant. Tenant will continuously maintain and keep all portions of the Demised Premises (including, without limitation, structural, nonstructural, interior, exterior, parking, and landscaped areas, portions, systems, and equipment) in good order, condition, and repair (including, without limitation, interior repainting and refinishing, as needed). If any portion of the Demised Premises or any system or equipment in the Demised Premises cannot be fully repaired or restored, Tenant shall promptly replace same. Tenant shall fulfill all of the above obligations at Tenant's sole expense. If Tenant fail to do such, Landlord may, at its sole option and without any obligation to do so, upon fifteen (15) days' notice to Tenant (except that no notice shall be required in the event of an emergency), enter the Demised Premises and perform such maintenance, repair, or replacement on behalf of Tenant. In such case Tenant, upon demand, shall reimburse Landlord for all costs incurred in performing such maintenance, repair, or replacement plus interest thereof at the highest legal rate.

10.  REMOVAL OF TRADE FIXTURES, IMPROVEMENTS, AND PRODUCT.

     10.1 Expiration of Term. All unattached, movable trade fixtures, furnishings, furniture, signs, personal property, and other property described herein as being Tenant's property and installed in the Demised Premises by Tenant at its expense shall remain the property of Tenant and shall be removed by Tenant at the expiration or earlier termination of this Lease, unless the Landlord agrees such installations can remain and agrees to assume ownership for same. All products belonging to the Tenant shall also be removed by Tenant at the expiration or earlier termination of this Lease. Any damage caused by such removal shall be repaired, and Tenant shall properly restore the Demised Premises to their original order and condition (except for additions, replacements or alterations approved by Landlord pursuant to Section 8.1, as to which Landlord, in giving such approval, has expressly relieved Tenant of its obligations under this Section 10.1, reasonable wear and tear expected. If the aforementioned installed items are not removed and the Landlord has not assumed ownership, and if the aforementioned product is not removed, such items and product shall be deemed abandoned by Tenant, and the Landlord has the option to charge the Tenant for all related disposal costs. Tenant will repair at its expense all damage to the Demised Premises caused by the removal of such items and product, whether effected by Tenant or Landlord.

11.  HAZARDOUS MATERIAL.

     11.1 Compliance With Laws. Tenant shall not cause or permit any Hazardous Material to be brought upon, placed, located, released, transported, disposed of, kept, or used in, on, under, at, from or about the Demised Premises by Tenant, its agents, employees, contractors, or invitees, without full compliance with all Environmental Laws.

     11.2 Violation. Lessee shall contain at or remove from the Demised Premises, or perform any other necessary or desirable remedial action regarding, any Hazardous Material in any way affecting the Demised Premises if, as and when such containment, removal or other remedial action is required under any Legal Requirement and, whether or not so required, shall perform any containment, removal or remediation of any kind involving any Regulated Substance in any way affecting the Demised Premises in compliance with all Legal Requirements, and shall: (i) arrange for periodic environmental tests to be conducted at the Demised Premises by qualified companies specializing in environmental matters and reasonably satisfactory to Landlord in order to ascertain compliance with all Legal Requirements and the requirements of this Lease; and (ii) promptly upon Landlord's written request, deliver to Landlord a written report from the company that conducted the test, all of the foregoing to be at Tenant's sole cost and expense. In addition, Tenant shall provide to Landlord copies of all environmental audits, reports and analyses prepared by the Tenant or its affiliates with respect to the Demised Premises.

     11.3 Survival; Removal. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease and shall prevail over any provision of the Lease with which it may conflict. The form and location of notices required to be posted anywhere on the Demised Premises shall be subject to Landlord's prior written consent. Tenant shall immediately provide Landlord with any written notice of (i) Tenant's receipt or obtaining knowledge of any report, citation, notice or order from any federal, state, county, or city authority pertaining to Hazardous Material in any way affecting the Demised Premises, and (ii) copies of all test reports, management plans, correspondence, or contracts related thereto.

     11.4 Definitions.

          11.4.1 As used in this Lease, the term "Environmental Laws" shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and North Carolina Oil Pollution and Hazardous Substances Control Act and all applicable state and local environmental laws, ordinances, rules, requirements, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any and all other federal, state or local laws, ordinances, rules, requirements, regulations and publications, now or hereafter existing, relating to the preservation of the environment or the regulation or control of toxic or hazardous substances or materials; and

          11.4.2 As used in this Lease, the term "Hazardous Material" shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including but not limited to any such substance or material now or hereafter defined as to be deemed to be a "regulated substance," "pesticide," "Hazardous substance" or "hazardous waste," or included in any similar or like classification or categorization, thereunder.

12.  COMPLIANCE WITH LAW.

     12.1 Tenant's Obligations. Tenant shall not use the Demised Premises or permit anything to be done in or about the Demised Premises or construct or install any improvements to the Demised Premises that will in any way conflict with any applicable law. Tenant shall at its sole cost and expense, promptly comply with and cause the Demised Premises to comply with and shall assume all obligations and liabilities with respect to all Legal Requirements applicable to the Demised Premises or relating to or affecting the condition, ownership, use, or occupancy of the Demised Premises. Tenant shall not install, operate, or maintain in the Demised Premises any electrical equipment which does not bear the Underwriters Laboratory approval, or which would, in the reasonable opinion of the Landlord, overload any portion of the electrical system of the Demised Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Legal Requirements shall be conclusive of the fact as between Landlord and Tenant.

13.  INDEMNIFICATION.

     13.1 Tenant's Indemnification of Landlord. Tenant will defend all actions against Landlord, any partner, officer, director, employee, agent, trustee, representative and shareholder of Landlord and the holder of any mortgage on the Demised Premises (collectively "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save Indemnified Parties harmless from and against any and all claims, actions, suits, demands, judgments of any nature, damages, liability, losses, costs, and expense (including, without limitation, reasonable attorneys' fees and expenses) in connection with: (i) loss of life, personal injury, or damage to property occurring in or about or arising out of the Demised Premises occasioned by any use, act or omission of Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers, invitees or employees, (ii) violation of this Lease, and (iii) contests in which the Tenant is permitted to engage by the terms of this Lease. The indemnity contained in this Section 13.1 shall survive the expiration or earlier termination of this Lease.

14.  GENERAL COVENANTS OF TENANT AND LANDLORD.

     14.1 Affirmative Covenants of Tenant. Tenant covenants and agrees:

          14.1.1 Without limiting the obligations of Tenant under Section 13 hereinabove, to comply with the requirements of any constituted public authorities, and with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use of the Demised Premises.

          14.1.2 To give to Landlord prompt notice of any accident, fire, or damage occurring in or to the Demised Premises.

          14.1.3 To keep the Demised Premises sufficiently heated to prevent freezing of water in pipes and fixtures.


          14.1.4 To conduct its business in the Demised Premises in a diligent and dignified manner and to keep the Demised Premises in good condition in accordance with Tenant's normal standards for similar facilities it occupies.

          14.1.5 Immediately to remove and discharge any charge, lien, security interest or encumbrance upon the Demised Premises or upon any Fixed Rent, additional rent or other sums payable hereunder which arises for any reason, including, without limitation, all liens which arise out of the possession, use, occupancy, construction (after the Commencement Date), repair or rebuilding of the Demised Premises or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Demised Premises, but not including (i) this Lease and any assignment hereof or any sublease permitted hereunder, and (ii) any mortgage, charge, lien, security interest or encumbrance created or caused by Landlord or its agents, employees, or representatives without the consent of Tenant. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor, of any labor or services, or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Demised Premises or any part thereof, Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Demised Premises or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Demised Premises.

          14.1.6 Tenant shall timely perform all duties and obligations imposed on it under this Lease and shall notify Landlord in the event of its nonperformance or default hereunder.

          14.1.7 Tenant shall maintain its existence and shall continue to be a corporation, duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business. Tenant shall promptly inform Landlord of any change in the location of its principal office or of any change in the location of its books and records.

     14.2 Negative Covenants or Tenant. Tenant will not do any of the following without the prior consent of Landlord:

          14.2.1 Do or suffer to be done any act, matter, or thing objectionable to insurance companies whereby the fire insurance or any other insurance in force on the Demised Premises shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant received possession.


          14.2.2 Commit or suffer to be committed by any person any waste upon the Demised Premises or any nuisance or other similar act.

          14.2.3 Place or permit the accumulation of rubbish, trash, garbage, or other refuse in and around the Demised Premises.

          14.2.4 Use or permit to be used the Demised Premises for any purpose other than as specified nor use or permit to be used the Demised Premises for any unlawful, disreputable, or immoral purpose.

15.  RIGHT OF ENTRY BY LANDLORD.

     15.1 Entry. Landlord, for itself, its agents and designees, reserves the right, at all reasonable times, upon advance notice to Tenant, to enter and go upon the Demised Premises for the purposes of showing the Demised Premises to prospective mortgagees and/or purchasers, of inspection of the Demised Premises and to exercise any other rights of the Landlord set forth herein. Except in the event of emergency, Tenant may designate an employee to accompany Landlord, its agents and designees on such examinations. Tenant will provide, upon Landlord's request, all information regarding the operation of the Demised Premises, including a current rent roll if sublet, an operating statement reflecting all income from subleases and all operating expenses for the Demised Premises. All such information will be certified by an appropriate officer of Tenant.

16.  SIGNS.

     16.1 Sign Criteria. Tenant shall not decorate, paint, or otherwise alter the exterior of the Demised Premises, except in accordance with its duties pursuant to Sections 8 and 9, and shall not install or affix any sign, device, fixture, or attachment on the exterior of the Demised Premises without first obtaining Landlord's written consent.

     16.2 For Rent Sign. Landlord reserves the right to display a "For Rent" sign during the last one hundred twenty (120) days of the Term.

17.  ASSIGNMENT AND SUBLETTING.

     17.1 Tenant's Restrictions. Tenant shall have the right to assign or sublet the whole or any part of the Demised Premises, only with the consent of Landlord, which consent shall not unreasonably be withheld. The acceptance of the assignee or subtenant as Tenant shall not constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease. Tenant agrees that in the event of any such assignment or subletting, Tenant shall nevertheless remain liable for the performance of all the terms, conditions, and covenants of this Lease. Each such assignment or sublease shall expressly be made subject to the provisions hereof, and any assignee shall expressly assume and agree to perform all obligations of Tenant hereunder.

     17.2 Transfer or Pledge by Lessor.

          17.2.1 Landlord shall be free to transfer its fee interest in the Demised Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer. Landlord shall be free to pledge or mortgage its interest in the Demised Premises and this Lease on the condition that either (i) this Lease shall be superior to such pledge or mortgage, or (ii) if this Lease is to be subordinate to the mortgage of any lender of Landlord that Tenant receives a nondisturbance agreement reasonably acceptable to Tenant from the holder of such pledge or mortgage. Tenant agrees to make such modifications to this Lease as may be requested by Landlord;s lender, if any, provided that such modifications do not increase Tenant's obligations or increase the rent due hereunder.

18.  SUBORDINATION.

     18.1 Subordination or Priority of Leasehold Estate. Tenant agrees to subordinate its interest in this Lease to any mortgages or deeds or deed of trust place on the property of which the Demised Premises are a part, provided in each such case the holder of any such mortgage or deed of trust shall deliver a nondisturbance agreement as set forth in Section 17.2.1 of this Lease which provides, without limitation, that this Lease shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, deed of trust, or obligation secured, so long as Tenant shall not be in default under the term of this Lease; and Tenant further agrees that this Lease shall remain in full force and effect notwithstanding any such default proceedings under said mortgage, deed of trust, or obligation secured.

     18.2 Estoppel Certificate. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, purchasers, or the like, the then current status of performance under this Lease, either party, on the written request of one to the other made from time to time, agrees promptly to furnish a written statement on the status of any matter pertaining to this Lease.

19.  CASUALTY AND CONDEMNATION.

     19.1 Waiver. Tenant waives the protection of any statute, code, or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provision of Section 19.5.1 shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Demised Premises.

     19.2 Condemnation.

          19.2.1 If more than ten percent (10%) of the improvements on the Demised Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, and Tenant and Landlord agree that such partial or total taking or condemnation shall render the Demised Premises unsuitable for Tenant's business, then Tenant shall have the right to terminate this Lease within. thirty (30) days of the date the condemning authority first commences official action for condemnation of the Demised Premises.

          19.2.2 If less than ten percent (10%) of the improvements on the Demised Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or if Tenant shall not terminate as provided in Section 19.2.1, then in either event this Lease shall not be terminated, and the Fixed Rent shall be reduced during the unexpired Term of this Lease in proportion to the area so taken, effective on the date physical possession is taken by the condemning authority.

     19.3 Election to Terminate: Restoration and Repairs. Any election to terminate this Lease by Tenant following condemnation shall be evidenced by written notice of termination delivered to Landlord within thirty (30) days after receipt of notice of the impending condemnation, which termination shall become effective on the date on which physical possession is taken by the condemning authority. If this Lease is not terminated following a partial condemnation, the party receiving an award for reconstruction of the Demised Premises shall, after the receipt of such award, make all necessary repairs or alterations necessary to make the Demised Premises an architectural whole. If neither party receives an award for reconstruction costs, Tenant shall perform the work of reconstruction at its sole and exclusive expense on the date physical possession is taken by the condemning authority.

     19.4 Condemnation Award. Compensation awarded for any taking, whether for the whole or part of the Demised Premises, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion, and fee, shall belong to the Landlord, and Tenant assigns all of its interest in any such award to Landlord; provided, however, Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, furniture, fixtures, and equipment.

     19.5 Casualty.

          19.5.1 Restoration. If, during the Term of this Lease, the Demised Premises are totally or partially destroyed from a risk, whether or not covered by the insurance described in Section 7 of this Lease, rendering the Demised Premises totally or partially inaccessible or unusable, Tenant shall restore, the Demised Premises to substantially the same condition as they were in immediately before destruction, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Such destruction shall not terminate this Lease, and Rents shall continue without interruption or abatement during the destruction and restoration periods.

          19.5.2 Waiver. Tenant waives the protection of any statute, code, or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provision of this section shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Demised Premises.

          19.5.3 Commencement of Restoration. If the Demised Premises shall be damaged or destroyed, Tenant shall commence the repair and restoration of the Demised Premises as soon as is reasonable possible and prosecute the same to completion with all due diligence.

20.  NOTICES.

     20.1 Addresses. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be in writing and deemed to have been duly given or served when hand-delivered or sent by registered or certified mail, postage prepaid, or by overnight express, by any major carrier (i.e., Federal Express, Airborne, Purolator, etc.) to the respective addresses or by electronic facsimile, with original being promptly sent as otherwise provided above:

         If intended for Landlord:      Revel Bellamy
                                        1620 Walden Pond Lane
                                        Waxhaw, North Carolina


         If intended for Tenant.        Asmara
                                        Attn: W. Revel Bellamy
                                        10108 Industrial Drive
                                        Pineville, North Carolina


     Such addressed may be changed from time to time by either party by giving at least ten (10) days advance written notice to the other party, as provided above, but the address provided must be an address in the United States.

21.  DEFAULT AND REMEDIES.

     21.1 Landlord's Rights.

          21.1.1 Late Payment of Rent. If Tenant shall fail to pay any sum of money becoming due within five (5) days from the date such sum shall become due and payable, there shall be added to such sum a "Late Charge" equal to five percent (5%) of the overdue amount.

          21.1.2 Interest Charge on Late Payments. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date of such amount. However, interest shall not be payable on Late Charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

          21.1.3 Default.

          21.1.3.1Any of the following occurrences or acts shall constitute a default or Event of Default under this Lease:

          (i) if Tenant shall fail to pay any Fixed Rent, additional rent or other sum, as and when required to be paid by Tenant hereunder, and such failure shall continue for a period of five business days.

          (ii) if Tenant shall fail to perform or observe any other of the terms, conditions,.or covenants contained in this Lease to be observed or performed by it and does not remedy such nonmonetary failure within fifteen (15) days after written notice from Landlord; (provided that in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such 15 day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence;

          (iii) if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file in any court pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization;

          (iv) if Tenant shall file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant and such appointment shall not be vacated or set aside within thirty (30) days from the date of such appointment;

          (v) if Tenant makes an assignment for the benefit of creditors, or petitions for or consents to an arrangement;

          (vi) if Tenant shall vacate, fail to operate in, or abandon the Demised Premises for a period of twenty (20) consecutive business days;

          (vii) if a final judgment which adversely affects Landlord's interest in the Demised Premises shall have been entered against Tenant and shall not have been discharged within [30] days.

          21.1.3.2 If an Event of Default occurs, then in any such event Landlord shall have any and all rights and privileges afforded at law or in equity on account of such default, including, without limitation, the right to terminate and cancel this Lease upon notice to Tenant.

          21.1.3.3 If the Landlord gives notice to Tenant to terminate and cancel this Lease, then upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

          21.1.3.4 If an Event of Default shall have happened and be continuing, Landlord shall have the immediate right, whether or not the Term shall have been terminated pursuant to Subsection 21.1.3.2, to re-enter and repossess the Demised Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, or in any other lawful manner Landlord determined to be necessary or desirable. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate the Term unless a notice of such termination is given to Tenant pursuant to Subsection 21.1.3.3, or unless such termination is decreed by a court.

          21.1.3.5 At any time or from time to time after a re-entry, repossession or removal pursuant to Subsection 21.1.3.4, whether or not the Term shall have been terminated pursuant to Subsection 21.1.3.2, Landlord may (but shall be under no obligation to) relet the Demised Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Demised premises or for any failure to collect any rent due upon any such reletting.

          21.1.3.5 In the event of any expiration or termination of the Term or re-entry or repossession of the Demised Premises or removal of persons or property therefrom by reason of the occurrence of any Event of Default, Tenant shall pay to Landlord all Fixed Rent, additional rent and other sums required to be paid by Tenant, in each case to and including the date of such expiration, termination, re-entry, repossession or removal; and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Demised Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (A) all Fixed Rent, all additional rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination or re-entry, repossession or removal, together with all expenses of Landlord in connection with such reletting (including, without limitation, fees and expenses of appellate proceedings), employee's expenses, alteration costs and expenses of preparation for such reletting) less (B) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Subsection 21.1.3.5. Tenant shall pay such liquidation and agreed current damages on the dates on which rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from tenant on each such date.

22.  NET LEASE.

     22.1 This  lease is a net  lease  and,  any  present  or future  law to the contrary notwithstanding, shall not terminate except as otherwise expressly provided herein, nor shall Tenant be entitled to any abatement or reduction, set-off, counterclaim, defense or deduction with respect to any Fixed Rent, additional rent or other sums payable hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of: any damage to or, destruction of the Demised Premises; any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Demised Premises, or any interference with such use, occupancy or enjoyment by any person; any default by Landlord hereunder or under any other agreement; the impossibility or illegality or performance by Landlord, Tenant or both; any action of any governmental authority; or any other cause whether similar or dissimilar to the foregoing. Nothing contained in this Section 22.1 shall be deemed to be a waiver by Tenant of any rights that it may have to bring a separate action with respect to any default by Landlord hereunder or under any other agreement. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements from the covenants and agreements of Landlord hereunder and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

     22.2 Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

23.  CONTRACT DIVISIBLE.

     23.1 Interpretation of Lease. For the purpose of any arbitration proceeding by Landlord or Tenant brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained, and it is further agreed that failure to include in any proceeding any sum then matured shall not be a waiver to the maintenance of any subsequent proceeding for the recovery of the sum or sums omitted.

24.  SURRENDER AND HOLDING OVER.

     24.1 Surrender. Tenant, upon expiration or termination of this Lease, agrees to surrender to Landlord the Demised Premises in such condition and repair as required by Articles 11 and 12. The provisions of this Section 24.1.

     24.2 Hold Over. In the event Tenant fails to surrender the Demised Premises upon expiration or termination of this Lease, Landlord shall have the right to receive, as liquidated damages for all the time tenant shall so retain possession of the Demised Premises, an amount equal to One Hundred Ten percent (110%) of the Fixed Rent applicable immediately before the expiration or termination, or then current market value fixed Rent, whichever shall be greater.

     24.3 Month to Month Tenancy. If Tenant remains in possession of the Demised Premises with Landlord's consent and without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, but otherwise subject to all the covenants, conditions, and agreements of this Lease.

25.  QUIET ENJOYMENT.

     25.1  Landlord's  Obligation.  Subject to the limitations and provisions of
Article 21, Landlord covenants and agrees that if Tenant performs all of the covenants and agreements to be performed on Tenant's part, Tenant shall at all times during the Term have the peaceable and quiet enjoyment and possession of the Demised Premises without any hinderance from Landlord or any person or persons claiming the Demised Premises or from any person or persons acting on behalf of, at the direction of, or with the knowledge of Landlord.

26.  RELATIONSHIP OF PARTIES.

     26.1 No Joint Venture. Notwithstanding anything contained in this Lease, it is agreed that Landlord shall not be deemed to be a partner of, or engaged in a joint venture with, or an associate of Tenant for any purpose whatsoever; nor shall either party be liable for any debts incurred by the other in the conduct of their business or otherwise. Nothing contained in this Lease shall be deemed or construed to confer upon Landlord any interest in the business of Tenant.

27.  SUCCESSORS; REFERENCES TO GENDER, ETC.

     27.1 Agreement Binding. All rights, obligations, and liabilities given to, or imposed upon, the respective parties shall be binding upon, inure to benefit of and be enforceable by the several and respective heirs, executors, administrators, successors, tenants, licensees, concessionaires, and assigns of said parties, subject to the provisions of Sections 17 and 18.

     27.2 Use of Pronouns. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant shall be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

28.  FORCE MAJEURE.

     28.1 Effect on Performance. In the event Tenant shall be delayed, hindered, or prevented from the performance of any act required under this Lease, by reason of war, civil commotion, acts of God, governmental restrictions, or any other causes beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay. The party claiming such delay shall advise the other party in writing as soon as the cause for the delay is reasonably known to it, and such notice shall estimate the period of the delay.

29.  BROKER.

     29.1 Indemnity. Each party agrees to indemnify, defend, and hold the other party free and harmless from and against any and all costs, expenses, or liability for commissions or other compensation or charges claimed by any broker or agent acting for such party with respect to this Lease.

30.  SCOPE AND INTERPRETATION OF THE AGREEMENT.

     30.1 Written Agreement Only. This Lease shall be considered to be the only agreement between the parties pertaining to the Demised Premises. All negotiations and oral agreements acceptable to both parties are included in this Lease. The laws of the state of North Carolina shall govern the validity, interpretation, performance, and enforcement of this Lease.

31.  ATTORNEYS' FEES.

     31.1 Attorneys' Fees. In any action or proceeding related to this Agreement, the prevailing party shall be entitled to reimbursement for its reasonable litigation expenses, including fees of experts and attorneys. This clause also applies to proceedings in bankruptcy, including attempts to obtain relief from stay.

32.  CAPTIONS.

     32.1 Convenience Only. The table of contents and the headings preceding the text of the several sections and paragraphs in this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meanings, construction, or effect. Unless stated to the contrary, any references to any Articles, Sections or Schedules and the like contained herein are to the respective Articles, Sections, Schedules and the like of this Lease.

33.  INVALIDITY OF PARTICULAR PROVISIONS.

     33.1 Other Terms Not Affected. Each provision hereof shall be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any term or provision of this Lease, or its application to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each other term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


34.  TIME.

     34.1 Time of the Essence. Time is of the essence in this Agreement, subject to the applicability of Section 28.

35.  COUNTERPARTS.

     35.1 This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been executed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be executed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to the other.

36.  BUSINESS DAYS.

     36.1 Unless otherwise expressly stated, time periods hereunder shall be measured in calendar days. If any date for the occurrence of an event or act under this Lease falls on a day which is not a Business Day, then the time for the occurrence of such event or act shall be extended to the next succeeding Business Day. For this purpose, "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day upon which banks in the State of North Carolina are authorized or obligated by law or executive order to be closed.

37.  CONSENT OF LESSOR.

     37.1 Except as specifically set forth herein, when the consent, approval or direction of Landlord is required, Landlord shall be reasonable in granting or withholding such consent, approval or direction.

38.  AMENDMENT.

     38.1 Modifications to Be in Writing. This Lease, of which the Schedules attached are an integral part, may not be modified or terminated orally, or in any manner other than by an agreement, in writing, signed by both parties.

                  [Remainder of page intentionally left blank]

39.  EXECUTION BY THE PARTIES.

     39.1 Signatures. The parties confirm and establish their entry into this Lease Agreement by the execution in the spaces below provided of the signatures of an authorized office of each. Each signing officer represents that he/she is fully empowered and authorized by his/her corporation to sign this Lease and to bind his/her corporation to this Agreement.


         Witness:                           LANDLORD:

/s/ Susan C. Schwartz                       W. Revel Bellamy
-------------------------------             ---------------------------------
                                            W. Revel Bellamy


                                            TENANT:
         Witness:

/s/ Susan C. Schwartz                       By. /s/ Timothy Maness
-------------------------------             ---------------------------------
                                            Name: Timothy Maness   Title: CFO